Exhibit 99.3

Dover Corporation First Quarter 2009 Conference Call April 22, 2009 8:00am Exhibit 99.3

3 Forward Looking Statements We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties. We caution everyone to be guided in their analysis of Dover Corporation by referring to our Form 10-K for a list of factors that could cause our results to differ from those anticipated in any such forward looking statements. We would also direct your attention to our internet site, www.dovercorporation.com, where considerably more information can be found.

5 Dover's Q1 2009 Performance Continuing Earnings Per Share 2006 2007 2008 $2.90 $3.30 $3.67 Revenue $1.4B -26.1% EPS (continuing) $0.33 -57% Segment Margins 10.2% -390 bps Organic Revenue -22.6% Acquisition Growth Flat Free Cash Flow $83M -25% Quarterly revenue decline reflected weakness in virtually all end-markets, and in all geographies Segment margins remained above 10% in a very challenged markets Restructuring activities accelerated in the quarter and resulted in pre-tax charges of $35 million ($0.12 EPS impact) Free cash flow generation of $83 million was strong at 136% of net earnings from continuing operations, and 6% of revenue Synergy capture initiatives yielded $0.04 EPS in Q1 Global procurement initiative underway Q1 Q1/Q1

7 Revenue Q1 2009 Industrial Products Engineered Systems Fluid Management Electronic Technologies Total Dover Organic -27.7% -14.1% -16.2% -33.2% -22.6% Net Acquisitions -0.1%(A) 0.0% 2.4% -2.6%(B) 0.0%(C) Currency -1.7% -5.6% -3.8% -3.4% -3.5% Total -29.5% -19.7% -17.6% -39.2% -26.1% (A) Acquisition growth was 0.9% for Q1 before dispositions (B) Reflects the disposition of an Everett Charles company in Q4 2008 (C) Acquisition growth was 0.6% before dispositions

9 Industrial Products Revenue ($ in millions) Operating Earnings ($ in millions) Continued weakness in automotive service and infrastructure markets; military markets & Heil Environmental remain strong Earnings decline was driven by volume and restructuring charges of $6 million Bookings were below both prior year and fourth quarter. Mobile Equipment Q1 bookings stabilized by quarter-end Order cancellations of $50 million in the quarter Internal initiatives should improve margin performance as year progresses ^ 30% ^ 56%

11 Engineered Systems Revenue ($ in millions) Operating Earnings ($ in millions) Solid refrigeration equipment markets partially offset softness in food packaging and Product ID markets • First quarter earnings impacted by significant restructuring costs of $8 million, partially offset by ongoing MARKEM-Imaje integration benefits • Order rates improved at the end of the first quarter, resulting in first quarter book to bill ratio of 1.03 ^ 31% ^ 20%

13 Fluid Management Revenue ($ in millions) Operating Earnings ($ in millions) Revenue decrease driven by downturn in oil and gas sectors and industrial markets within Fluid Solutions, slightly offset by solid performance in power generation Strong margin performance driven by restructuring efforts and competitive position Restructuring efforts in 1st half '09 to offset weakness in demand Fluid Solutions bookings stabilized through the quarter ^ 18% ^ 11%

15 Electronic Technologies Revenue ($ in millions) Operating Earnings ($ in millions) Electronic assembly equipment markets experienced significant further demand declines in the quarter $19 million of restructuring charges were taken during the first quarter of 2009 MEMS and military markets continue to be stable Bookings improved sequentially through the quarter Electronic assembly and telecom related markets are expected to remain weak through the 2nd quarter ^ 39% ^ 133%

17 Geographic Revenue Mix (Q1 2009) Dover Growth Rate: -26% Q1 2009 Growth Rate -27.0% -37.5% -32.3% -21.0%

19 PERFORMANCECOUNTS Target Q1 2009 Inventory Turns 8 6.8 Earnings Growth 10% -58.7% Operating Margins 15% 10.2% WC as a % of Revenue 20% 18.9% ROI (Operating) 25% 24.5% Dover exceeded 1 out of 5 metrics for Q1 2009

21 Q1 2009 Overview Free Cash Flow First Quarter 2009: $83.4 million; 6.0% of revenue Free Cash Flow to Net Earnings from Continuing Operations: 136% Interest Expense First Quarter 2009: $22.4 million, down $1 million Driven by lower commercial paper costs and favorable investment mix Net Debt to Capital Ratio First Quarter 2009: 24.8%, down 10 bps over prior year-end. Reflective of stable debt levels Effective Tax Rate (ETR) First Quarter 2009: 35.1%, up 560 bps Impacted by domestic and foreign mix of earnings Corporate Expense First Quarter 2009: $24.7 million, down 18% Reflective of lower compensation and benefit costs

Synergy & Global Supply Chain Programs 23 2009 Synergy programs $0.04 EPS benefit in Q1 2009 Full year EPS benefit expected to be approximately $0.13 FY 2008 Savings Q1 09 Savings Projected Incremental 09 Savings Global supply chain initiative Comprehensive review of supply chain sourcing and spending Data analysis & opportunity prioritization phase complete Leadership position filled Jim Moyle named Vice President, Global Sourcing & Supply Chain Several projects will be launched in 2009 Preferred Global Supplier Conference scheduled for May Connecting prospective suppliers with our business leaders

Restructuring Update - 2009 Q1 & Q2 25 Q1 & Q2 2009 Costs Electronic Technologies restructuring efforts accelerated in Q1 Closed 12 facilities; headcount reduction of 3,700 in Q1 Continued restructuring anticipated in Q2, with emphasis at Engineered Systems and Electronic Technologies Q1 Savings Achieved $20 million in savings from 2008 actions $12 million in savings from Q1 2009 actions $35M $25M

Restructuring Update - 2009 Full Year 27 Projected 2009 Full Year Costs Restructuring efforts projected to cost $73 million in 2009 Net headcount reduction of 4,800 for year; 6,800 over 2008 -2009 Will closed over 20 facilities Electronic Technologies moved bulk of manufacturing capacity to Asia Projected 2009 Full Year Savings Savings projected to be $85 million from 2008 actions (including $50 million of incremental benefit) $125 million from 2009 actions $210 million in total $27M $73M

29 Revised 2009 Guidance Revenue: Core revenue: ^ 15% - 17% Impact of FX: ^ 3% Total revenue: ^ 18% - 20% Capital expenditures: $100 - $120 million Interest expense: $92 - $97 million Full-year tax rate: 29% - 30% Free cash flow for full year: > 10% of revenue Corporate expenses: $90 - $100 million Full year EPS: $2.00 - $2.30